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                                                                     EXHIBIT 4.5


                         AMENDED AND RESTATED PARENT GUARANTY


                 THIS AMENDED AND RESTATED PARENT GUARANTY (this "Guaranty") is made as of the 29th day of April, 1996, by Avondale Incorporated, a Georgia corporation (the "Parent") in favor of the Agent, for the ratable benefit of the Banks, under the Credit Agreement referred to below;


                               W I T N E S S E T H


                 WHEREAS, Avondale Mills, Inc., an Alabama corporation (the "Borrower") and WACHOVIA BANK OF GEORGIA, N.A., as Agent (the "Agent"), and The First National Bank of Chicago, as Documentation Agent, and certain other Banks from time to time party thereto have entered into a certain Amended and Restated Credit Agreement dated as of April 29, 1996 (as it may be amended or modified from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Banks to the Borrower for the benefit of the Borrower and of the Parent;

                 WHEREAS, the Parent executed a Parent Guaranty dated as of March 29, 1994, in connection with the Original Credit Agreement (the "Original Parent Guaranty");

                 WHEREAS, it is a condition precedent to the Agent and the Banks executing the Credit Agreement that the Parent execute and deliver this Guaranty whereby the Parent shall guarantee the payment when due of all principal, interest and other amounts that shall be at any time payable by the Borrower under the Credit Agreement, the Notes and the other Principal Documents; and

                 WHEREAS, in consideration of the financial and other support that the Borrower has provided, and such financial and other support as the Borrower may in the future provide, to Parent, and in order to induce the Banks and the Agent to enter into the Credit Agreement, the Parent is willing to guarantee the obligations of the Borrower under the Credit Agreement, the Notes, and the other Principal Documents;

                 NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                 SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.
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                 SECTION 2.   Representations, Warranties and Covenants.  The
Parent incorporates herein by reference as fully as if set forth herein all of the representations and warranties of the Parent contained in Article IV of the Credit Agreement (which representations and warranties shall be deemed to have been renewed by the Parent upon each Borrowing under the Credit Agreement to the same extent and with the same effect as provided therein with respect to the renewal thereof by the Borrower) and all covenants of the Parent contained in Article V of the Credit Agreement. In the event the Parent issues any Capital Stock after the Closing Date, the Parent will make available to the Borrower, by loan, equity contribution or other means, an amount equal to 100% of the Net Cash Proceeds thereof, in order that the Borrower can comply, on a timely basis, with the provisions of Section 2.08(b)(ii) of the Credit Agreement.

                 SECTION 3. The Guaranty. The Parent hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Borrower pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Borrower under the Credit Agreement and the other Principal Documents, including principal, interest, fees, costs and indemnification amounts, and any extensions and renewals thereof in whole or in part, and any other amounts constituting Obligations as defined in the Credit Agreement (all of the foregoing obligations being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Borrower to pay punctually any such amount, the Parent agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, the relevant Note or the relevant Principal Document, as the case may be. This Guaranty is an amendment to and restatement of, and supersedes, the Original Parent Guaranty.

                 SECTION 4. Guaranty Unconditional. The obligations of the Parent hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                        (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Borrower under the Credit Agreement, any Note, or any other Principal Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Obligations;

                        (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, or any other Principal Document;

                        (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Borrower under the Credit Agreement,

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       any Note, any Principal Document, or any obligations of any other guarantor of any of the Obligations;

                        (iv) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, or any other guarantor of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Borrower, or any other guarantor of any of the Guaranteed Obligations;

                        (v) the existence of any claim, setoff or other rights which the Parent may have at any time against the Borrower, any other guarantor of any of the Guaranteed Obligations, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                        (vi) any invalidity or unenforceability relating to or against the Borrower, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Principal Document, or any other guaranty, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement, the Notes, or any other Principal Document; or

                        (vii) any other act or omission to act or delay of any kind by the Borrower, any other guarantor of the Guaranteed Obligations, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

               SECTION 5. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Parent's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Borrower under the Credit Agreement or any other Principal Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Parent's obligations hereunder with respect to such payment shall be

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reinstated as though such payment had been due but not made at such time.

               SECTION 6. Waiver of Notice by the Parent. The Parent irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Borrower, any other guarantor of the Guaranteed Obligations, or any other Person.

               SECTION 7. Other Waivers by the Parent. The Parent hereby expressly waives, renounces, and agrees not to assert, any right, claim or cause of action, including, without limitation, a claim for reimbursement, subrogation, indemnification or otherwise, against the Borrower arising out of or by reason of this Guaranty or the obligations of the Parent hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by the Parent. The waiver, renunciation and agreement contained in the immediately preceding sentence is for the benefit of the Agent and the Banks and also for the benefit of the Borrower who may assert the benefits thereof as a third-party beneficiary, and the Parent may be released from such waiver, renunciation and agreement only by the execution and delivery, by the Agent, the Required Banks and the Borrower, of an instrument expressly releasing the Parent therefrom.

               SECTION 8. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under the Credit Agreement, any Note or any other Principal Document is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Principal Document shall nonetheless be payable by the Parent hereunder forthwith on demand by the Agent made at the request of the Required Banks.

               SECTION 9. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of
Section 9.01 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice, 3 Domestic Business Days after such communication is deposited in the

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mails with first class postage prepaid, in each case given or addressed as aforesaid.

               SECTION 10. No Waivers. No failure or delay by the Agent or any Banks in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Principal Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 11. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Banks and their respective successors and assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Principal Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty may not be assigned by the Parent without the prior written consent of the Agent and the Required Banks, and shall be binding upon the Parent and its successors and permitted assigns.

               SECTION 12. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Parent and the Agent with the consent of the Required Banks.

               SECTION 13. GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. EACH OF THE PARENT AND THE AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE PARENT AND THE AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               SECTION 14. Taxes, etc. All payments required to be made by the Parent hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future

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taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority to the same extent and with the same effect as provided in Section 2.11(c) of the Credit Agreement with respect to payments made by the Borrower.


               IN WITNESS WHEREOF, the Parent has caused this Guaranty to be duly executed by its authorized officer as of the date first above written.


                                    AVONDALE INCORPORATED


                                    By:
                                        -----------------------------
                                        Title:

                                        Avondale Incorporated
                                        506 South Broad Street
                                        Monroe, Georgia 30655
                                        Attention:  Chairman and
                                                    Chief Executive Officer
                                        Telecopier number: 770-267-2543
                                        Telephone number: 770-267-2226


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